BYLAWS

                                       of

                              IMC SECURITIES, INC.

                            (a Delaware corporation)



                                    ARTICLE I
                                     Offices

         Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name of its registered agent shall be The Corporation Trust Company.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 2.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such hour of the day as the Board of Directors shall determine, commencing with the year 1995, on the second Tuesday in May in each year (or if such date shall be a legal holiday the Board of Directors may, in its discretion, fix the date for such meeting on the next succeeding day) or as otherwise directed by the Board of Directors.

         Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by order of the President, the Chief Executive Officer or such otherwise designated officer, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, the whole Executive Committee or stockholders holding together at least one-fifth of all shares of the Corporation entitled to vote at the meeting. Special meetings of the stockholders shall be held at such place within or without the State of Delaware, on such date, and at such time as may be designated by the person or persons calling the meeting.

         Section 2.3. Notice of Meetings. Written notice of every meeting of stockholders, stating the time, place and purposes thereof, shall be given personally or by mail at least ten (10), but not more than sixty (60), days (except as otherwise provided by law) before the date of such meeting to each person who appears on the stock transfer books of the Corporation as

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a  stockholder  and who is entitled to vote at such  meeting.  If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation.

         Section 2.4. Quorum. At any meeting of the stockholders the holders of a majority of the shares of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, except where otherwise provided by law or in the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment, provided that any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 2.5. Adjournments. If at any meeting of stockholders a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn the meeting from time to time until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, notice of the adjourned date shall be given.

         Section 2.6. Organization. The Chairman of the Board, if one is elected, and in his absence the President or the Chief Executive Officer, and in their absence any Executive Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the stockholders when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as he may deem appropriate in his discretion.

         Section 2.7. Voting. At each meeting of the stockholders, each holder of the shares of Common Stock shall be entitled to one vote on such matter for each such share and may exercise such voting right either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney. No such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. Voting need not be by ballot. All elections of directors shall be decided by a plurality vote and all questions decided and actions authorized by a majority vote, except as otherwise required by law. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         Section 2.8. Inspectors. At any meeting of stockholders, inspectors of election may be appointed by the presiding officer of the meeting for the purpose of opening and closing the polls, receiving and taking charge of the proxies, and receiving and counting the ballots or the vote of stockholders otherwise given. The inspectors shall be appointed by the presiding officer

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of the meeting,  shall be sworn to faithfully perform their duties, and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

         Section 2.9. Stockholder List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder, shall be prepared and held open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for said ten (10) days either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.10. Informal Action. Any action that may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that a consent must bear the date of each stockholder's signature and no consent will be effective unless written consents received by a sufficient number of stockholders to take the contemplated action are delivered to the Corporation within sixty days of the date that the earliest consent is delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of Delaware law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and that written notice have been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                                   ARTICLE III

                                    Directors

         Section 3.1. Functions and Number. The property, business and affairs of the Corporation shall be managed and controlled by a board of directors, who need not be stockholders, citizens of the United States or residents of the State of Delaware. The number of members which shall constitute the Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at an annual or special meeting held for that purpose, but no decrease in the Board of Directors shall have the effect of shortening the term of an incumbent director. The first Board of Directors shall consist of three
(3) members, such number to constitute the first whole Board of Directors. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided by law or in these Bylaws or in the Certificate of Incorporation, the directors shall be elected by the stockholders entitled to vote at the annual

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meeting of stockholders of the Corporation,  and shall be elected to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify.

         Section 3.2. Removal. Any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock.

         Section 3.3. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         Section 3.4. Place of Meeting. The directors may hold their meetings and may have one or more offices and keep the books of the Corporation (except as otherwise may at any time be provided by law) at such place or places within or without the State of Delaware as the Board may from time to time determine.

         Section 3.5. Annual Meeting. The newly elected Board may meet for the purpose of organization, the election of officers and the transaction of other business, at such time and place within or without the State of Delaware as shall be fixed as provided in Section 3.7 of this Article for special meetings of the Board of Directors.

         Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as the Board of Directors shall from time to time by resolution determine and no notice of such regular meetings shall be required.

         Section 3.7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the President, the Chief Executive Officer or such otherwise designated officer or of one-third of the directors then in office. The Secretary or some other officer or director of the Corporation shall give notice to each director of the time and place of each special meeting by mailing the same at least forty-eight (48) hours before the meeting or by telexing, telegraphing or telephoning the same not later than the day before the meeting, at the residence address of each director or at his usual place of business. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting; except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Special meetings of the Board shall be held at such place within or without the State of Delaware as shall be specified in the call for the meeting. Unless expressly required by statute, by the Certificate of Incorporation or by the Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of a meeting.

         Section 3.8. Quorum. Except as otherwise provided by law or in the Certificate of Incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business. A majority of those present at the time and place of any regular or special meeting, if less than a quorum be present, may adjourn from time to time without notice, until a quorum

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be had. The act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

         Section 3.9. Compensation. The Board of Directors shall have the authority to fix by resolution the compensation of directors.

         Section 3.10. Organization. At all meetings of the Board of Directors, the Chairman of the Board if one is elected, or in his absence the President or the Chief Executive Officer, or in their absence the Executive Vice President if he is a member of the Board, shall preside. The Secretary or some other designated officer or an Assistant Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the absence of both, the presiding officer may appoint any person to act as secretary.

         Section 3.11. Telephone Meetings. Any member of the Board of Directors may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in any meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 3.12. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

                                   ARTICLE IV

                                   Committees

         Section 4.1 Executive Committee. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board, may appoint an Executive Committee of one or more directors, which to the extent permitted by law and in said resolution shall, during the intervals between the meetings of the Board of Directors, in all cases where special directions shall not have been given by the Board, have and exercise the powers of the Board of Directors, including those powers enumerated in these Bylaws which are not specifically reserved to the Board of Directors, in the management of the property, business and affairs of the Corporation; provided, however, that the Executive Committee shall not have any power or authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution, to amend the Bylaws of the Corporation, to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors shall appoint the Chairman of the Executive Committee. The members of the Executive Committee shall receive such compensation and fees as from time to time may be fixed by the Board of Directors.


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         Section  4.2  Alternates  and  Vacancies.  The Board of  Directors  may
designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. All other vacancies in the Executive Committee shall be filled by the Board of Directors in the same manner as original appointments to such Committee.

         Section 4.3 Committees to Report to Board. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

         Section 4.4 Procedure. The Executive Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed number of each committee created pursuant to this Article IV shall constitute a quorum and in every case an affirmative vote by a majority of the members of the committee present and not disqualified from voting shall be the act of the committee.

         Section 4.5 Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

         Section 4.6 Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors, or any subcommittee thereof.

                                    ARTICLE V

                                    Officers

         Section  5.1.  Executive  Officers.   The  executive  officers  of  the
Corporation may consist of a Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified. Any number of such offices may be held by the same person.

         Section 5.2. Subordinate Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix

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in such  appointment,  who shall have such  authority and perform such duties as may from time to time be prescribed by the Board.

         Section 5.3. Compensation. The Board of Directors shall have the power to fix the compensation of all officers, agents and employees of the Corporation, which power, as to other than elected officers, may be delegated as the Board of Directors shall determine.

         Section 5.4. Removal. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by affirmative vote of the majority of the whole Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.5. Chairman of the Board. If a Chairman of the Board is elected, he shall be chosen from among the members of the Board of Directors and shall preside at all meetings of the directors and the stockholders of the Corporation. The Chairman of the Board shall sign all certificates of stock and, in general, have supervisory power over the President and all other officers of the Corporation.

         Section 5.6. The President. The President shall perform generally all the duties usually performed by presidents in similar corporations, and such other duties as may from time to time be required of him by the Board of Directors.

         Section 5.7. The Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation. He may sign any instruments or contracts to be made or executed by the Corporation, unless otherwise specially provided for by resolution of the Board of Directors. He shall see that all resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors.

         Section 5.8. The Chief Operating Officer. The Chief Operating Officer shall have the general powers and duties of supervision and management of the Corporation. He may sign any instruments or contracts to be made or executed by the Corporation, unless otherwise specially provided for by resolution of the Board of Directors.

         Section 5.9. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.


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         Section 5.10. The Treasurer. The Treasurer (if appointed) or such other employee delegated such duties shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation, and the Treasurer or other employee shall pay out and dispose of the same under the direction of the Board of Directors. He shall have general charge of all securities of the Corporation and shall in general perform all duties incident to the position of Treasurer.

         Section 5.11. The Secretary. The Secretary (if appointed) or such other employee delegated such duties shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each standing committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors.

         Section 5.12. Vacancies. All vacancies among the officers for any cause shall be filled only by the Board of Directors.

         Section 5.13. Bonding. The Board of Directors shall have power to require any officer or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

                                   ARTICLE VI

                                      Stock

         Section 6.1. Form and Execution of Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors; provided that the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation; and, notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and every holder of uncertificated shares shall be entitled to a certificate or certificates representing his shares upon delivery of a written request therefor to the Secretary of the Corporation. The certificates shall be signed by the Chairman of the Board or the Chief Executive Officer or the President or Executive Vice President, and by the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary, except that where any such certificates shall be countersigned by a transfer agent and by a registrar, the signatures of any of the officers above specified, and the seal of the Corporation upon such certificates, may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such

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officer,  transfer agent or registrar at the date of its issue. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates may be issued representing fractional shares of stock.

         Section. 6.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been stolen or destroyed, or both.

         Section 6.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Corporation of the transfer agent.

         Section 6.4. Regulations. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

         Section 6.5. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of, and to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, and all persons who are stockholders of record on the date so fixed, and no others, shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or to take any other lawful action, as the case may be. Such record date shall not be more than sixty
(60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action, provided that any record date established by the Board of Directors may not precede the date of the resolution

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establishing  the record  date.  The record  date for  determining  stockholders entitled to consent to corporate  actions in writing  shall not be more than ten
(10) days after the date upon which the resolution fixing the record date was adopted. If no record date is established prior to an action undertaken by consent, the record date shall be, if no action of the Board of Directors is required, the first date on which a signed written consent setting forth the action taken is delivered to the corporation. If action by the Board of Directors is required, the record date shall be the close of business on the day the board adopts the resolution taking the prior action.

         Section 6.6. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

                                   ARTICLE VII

                                    Dividends

         Section 7.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 7.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                   Fiscal Year

         Section 8.1. Seal. The seal of the Corporation, if one is adopted, shall be circular in form and contain the name of the Corporation, the year of its organization, and the words "CORPORATE SEAL, DELAWARE", which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

         Section 8.2. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the Corporation in Tampa, Florida, or at such other place or places as may be designated from time to time by the Board of Directors.


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         Section 8.3. Fiscal Year. The fiscal year of the  Corporation  shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

         Section 8.4. Amendment. These By-Laws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.


                                   ARTICLE IX

                                Waiver of Notice

         Section 9.1. Waiver of Notice. Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these Bylaws by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee appointed by the Board of Directors need be specified in any written waiver of notice.

                                    ARTICLE X

          Checks, Notes, Drafts, Contracts, Voting of Securities, Etc.

         Section 10.1. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         Section 10.2. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         Section 10.3 Provision Regarding Conflicts of Interests. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:


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                  (a) The material facts as to his  relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes
         of  a  majority  of  the  disinterested  directors,   even  though  the
         disinterested directors be less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 10.4. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other entity and owned or controlled by the Corporation may be voted, whether by written consent as set forth hereinbelow or at any meeting of such other corporation, by the President or the Chief Executive Officer of the Corporation, or in their absence, by any Executive Vice President of the Corporation who may be present at such meeting or available to sign such written consent. Whenever in the judgment of the President or the Chief Executive Officer, or in their absence, of any Executive Vice President, it shall be desirable for the Corporation to execute a proxy or give a consent with respect to any share or shares of stock or other securities issued by any other entity and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Chief Executive Officer or one of the Executive Vice Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons so designated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock or other securities issued by such other entity and owned by the Corporation.


                                   ARTICLE XI

                                 Indemnification

         Section 11.1. Indemnification Agreement. Any and all terms, conditions, covenants and provisions regarding the indemnification of directors, officers, employees or agents of the Corporation are set forth in the provisions of an indemnification agreement executed by such director, officer, employee or agent of the Corporation, a sample of which is marked Exhibit "A," attached hereto and made a part hereof.


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         Section 11.2.  Indemnification Not Exclusive.  The provisions regarding indemnification contained in this Article XI or any indemnification agreement, if any, shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11.3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability assessed against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XI or an indemnification agreement, if any.












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